Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Recro Pharma, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-236875, 333-229737, 333-229736, 333-224870, 333-223437, 333-223436, 333-216581, 333-216579, 333-208750, 333-208749, 333-206309, and 333-194730) on Form S-8, (No. 333-229734) on Form S-3, and (No. 333-201841) on Form S-1 of Recro Pharma, Inc. of our report dated February 26, 2021, with respect to the consolidated balance sheets of Recro Pharma, Inc. as of December 31, 2020 and 2019, the related consolidated statements of operations, shareholders’ equity or deficit, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, which report appears in the December 31, 2020 annual report on Form 10-K of Recro Pharma, Inc.

Our report on the consolidated financial statements refers to a change in accounting principle for leases due to the adoption of a new accounting standard.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 26, 2021